Exhibit 32.1

Harmonic Inc.

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Nimrod Ben-Natan, President and Chief Executive Officer of Harmonic Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Harmonic Inc.

Date: February 24, 2026

/s/ Nimrod Ben-Natan
Nimrod Ben-Natan President and Chief Executive Officer